Exhibit 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

Gerald M. Lieberman Retiring as President and Chief Operating Officer of AllianceBernstein

New York, NY, June 10, 2009 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P today announced that Gerald M. Lieberman, 62, will be retiring as president and chief operating officer, effective July 31, 2009.  David A. Steyn, global head of distribution for AllianceBernstein, will assume the role of chief operating officer.

Peter S. Kraus, chairman and chief executive officer of AllianceBernstein, said, “Jerry has played a significant role in shaping our firm as we know it today, most notably in developing our global integrated platform, risk management, corporate governance and financial transparency.  He has also led our firmwide expense-reduction efforts which have strengthened the firm’s financial position, now and for the future.”

“My time at AllianceBernstein has been both professionally and personally rewarding," said Mr. Lieberman. "I am confident that the deep pool of leadership and talent at the firm will continue to do well for our clients, our employees and our unitholders.”

Mr. Steyn, 49, will continue to oversee AllianceBernstein’s distribution services in addition to assuming his new duties as chief operating officer.  Mr. Kraus said, “With 30 years of both investment and sales-management experience in the financial services industry, including the last 10 with our firm, David brings a wealth of knowledge and the broad perspective necessary to succeed in his new role.”

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world. AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries. AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities. Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At March 31, 2009, AllianceBernstein Holding L.P. owned approximately 34.3% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.3% economic interest in AllianceBernstein.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended March 31, 2009. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects.

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